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                                                               Exhibit 4(b)(iii)
                                                               -----------------
                                TRUST AGREEMENT
                                      OF
                HAWAIIAN ELECTRIC INDUSTRIES CAPITAL TRUST III


          THIS TRUST AGREEMENT is made as of December 19, 1996 (this "Trust Agreement"), by and among Hawaiian Electric Industries, Inc., a Hawaii corporation, as Depositor (the "Depositor"), The Bank of New York (the "Property Trustee"), The Bank of New York (Delaware), a Delaware banking corporation, as trustee (the "Delaware Trustee"), and Robert F. Clarke, Robert F. Mougeot and Constance H. Lau, as trustees (collectively, together with the Property Trustee and the Delaware Trustee, the "Trustees"). The Depositor and the Trustees hereby agree as follows:

          1. The trust created hereby shall be known as "Hawaiian Electric Industries Capital Trust III" (the "Trust"), in which name the Trustees or the Depositor, to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

          2. The Depositor hereby assigns, transfers, conveys and sets over to the Trust the sum of $10. Such amount shall constitute the initial trust estate. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. (S)3801, et seq. (the "Business Trust Act"), and that this document
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constitute the governing instrument of the Trust.  The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in such form as the Trustees may approve.

          3. The Depositor and the Trustees will enter into an amended and restated Trust Agreement or Declaration satisfactory to each such party and substantially in the form to be included as an exhibit to the Registration Statement on Form S-3 (the "1933 Act Registration Statement") referred to below, or in such other form as the Trustees and the Depositor may approve, to provide for the contemplated operation of the Trust created hereby and the issuance of the Preferred Securities and Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Trust Agreement or Declaration, the Trustees shall not have any duty or obligation hereunder or with respect of the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise. Notwithstanding the foregoing, the Trustees may take all actions deemed proper as are necessary to effect the transactions contemplated herein.

          4.   The Depositor, as the sponsor of the Trust, is hereby authorized
(i) to file with the Securities and Exchange
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Commission (the "Commission") and to execute, in the case of the 1933 Act
Registration Statement and 1934 Act Registration Statement (as herein defined), on behalf of the Trust, (a) the 1933 Act Registration Statement, including pre-effective or post-effective amendments to such Registration Statement, relating to the registration under the Securities Act of 1933, as amended (the "1933 Act"), of the Preferred Securities of the Trust, (b) any preliminary prospectus or prospectus supplement thereto relating to the Preferred Securities required to be filed under the 1933 Act, and (c) a Registration Statement on Form 8-A or other appropriate form (the "1934 Act Registration Statement") (including all pre-effective and post-effective amendments thereto) relating to the registration of the Preferred Securities of the Trust under the Securities Exchange Act of 1934, as amended; (ii) to file with the New York Stock Exchange or other exchange, and execute on behalf of the Trust a listing application and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred Securities to be listed on the New York Stock Exchange or such other exchange; (iii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Preferred Securities under the securities or "Blue Sky" laws of such jurisdictions as the Depositor, on behalf of the Trust, may deem necessary or desirable; and (iv) to execute, deliver and perform on behalf of the Trust an underwriting agreement with the Depositor and the underwriter or underwriters of the Preferred Securities of the Trust and an agreement of limited partnership of HEI Preferred Funding, LP, as the same may be amended or restated from time to time. In the event that any filing referred to in clauses (i)-(iii) above is required by the rules and regulations of the Commission, the New York Stock Exchange or other exchange, or state securities or Blue Sky laws to be executed on behalf of the Trust by the Trustees, the Trustees, in their capacities as trustees of the Trust, are hereby authorized and directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that the Trustees, in their capacities as trustees of the Trust, shall not be required to join any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, the New York Stock Exchange or other exchange, or state securities or Blue Sky laws. In connection with all of the foregoing, the Trustees, solely in their capacities as trustees of the Trust, and the Depositor hereby constitute and appoint any one or more of Robert F. Clarke, Robert F. Mougeot, Constance H. Lau, Curtis Y. Harada, David J. Reber and Gregory R. Kim, with power in any one of them to act singly, as his, her or its, as the case may be, true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for the Depositor or in the Depositor's name, place and stead, in any and all capacities,

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to sign any and all amendments (including all pre-effective and post-effective amendments) to the 1933 Act Registration Statement and the 1934 Act Registration Statement and to file the same, with all exhibits thereto, and any other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Depositor might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his respective substitute or substitutes, shall do or cause to be done by virtue hereof.

          5.   This Trust Agreement may be executed in one or more counterparts.

          6. The number of trustees of the Trust initially shall be five (5) and thereafter the number of trustees of the Trust shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor which may increase or decrease the number of trustees of the Trust; provided, however, that to the extent required by the Business Trust Act, one trustee of the Trust shall either be a natural person which is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware. The Delaware Trustee represents and warrants that it has and will retain its principal place of business in the State of Delaware. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any trustee of the Trust at any time. Any trustee of the Trust may resign upon thirty days' prior notice to the Depositor.

          7. This Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).

          IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed as of the day and year first above written.


                         HAWAIIAN ELECTRIC INDUSTRIES, INC.
                         as Depositor

                         By: /s/ Robert F. Mougeot
                             ------------------------
                             Robert F. Mougeot,
                             Financial Vice President and
                             Chief Financial Officer

                         By: /s/ Constance H. Lau
                             ------------------------
                             Constance H. Lau,
                             Treasurer

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                         THE BANK OF NEW YORK, not in its
                         individual capacity but solely
                         as trustee of the Trust

                         By: /s/ Byron Merino
                             -----------------------
                             Name:  Byron Merino
                             Title:  Assistant Treasurer


                         THE BANK OF NEW YORK (DELAWARE), not
                         in its individual capacity but
                         solely as trustee of the Trust

                         By: /s/ Melissa J. Beneduce
                             -----------------------
                             Name:  Melissa J. Beneduce
                             Title:  Assistant Treasurer


                         Robert F. Clarke, not in his
                         individual capacity, but
                         solely as trustee of the Trust

                         /s/ Robert F. Clarke
                         ---------------------------
                                Signature


                         Robert F. Mougeot, not in his
                         individual capacity, but
                         solely as trustee of the Trust

                         /s/ Robert F. Mougeot
                         ---------------------------
                                Signature


                         Constance H. Lau, not in her
                         individual capacity, but
                         solely as trustee of the Trust

                         /s/ Constance H. Lau
                         ---------------------------
                                Signature


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